Exhibit 10.27

FOURTH AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (“Fourth Amendment”) is made as of October ___, 2019, by and among ALICO, INC., a Florida corporation (“Alico”), ALICO LAND DEVELOPMENT, INC., a Florida corporation (“ALDI”), and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (“Alico Fruit,” and collectively with Alico and ALDI, “Borrower”) and in favor of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Servicer” or “MetLife”), as lender (“Lender”) and as servicer, pursuant to that certain Co- Lending Agreement dated December 1, 2014, between MetLife and New England Life Insurance company, a Massachusetts corporation (“NEL”), as co-lender (and together with MetLife, “Co- Lenders”).
WHEREAS, the Parties, together with Alico-Agri, Ltd, a Florida limited partnership (“Alico-Agri”) and Alico Plant World, L.L.C., a Florida limited liability company (“Plant World”), as additional Borrowers, previously entered into that certain First Amended and Restated Credit Agreement dated as of December 1, 2014, as amended by that certain Amendment to First Amended and Restated Credit Agreement dated as of February 1, 2015, by Second Amendment to First Amended and Restated Credit Agreement dated August 12, 2015, and by Third Amendment to First Amended and Restated Credit Agreement dated November 4, 2016 (collectively, the “Loan Agreement”); and
WHEREAS, Co-Lenders have previously released Alico-Agri and Plant World as borrowers under the Loan Agreement pursuant to a Release Agreement dated December 21, 2016;
WHEREAS, MetLife and Borrower have agreed to renew the RLOC Note on the terms set forth in that certain Second Amended and Restated Line of Credit Agreement Note (Loan No. 200122) of even date herewith (the “Second Amended RLOC Note”) and on the terms set forth in this Fourth Amendment;
WHEREAS, the Parties wish to amend the Loan Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Recitals; Defined Terms. The foregoing recitals are true and correct and are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

2.    Suppression of Advances. The following is added at the end of Section 1.3(b) of the Loan Agreement:
“The entire $25,000,000 available under the Second Amended RLOC Note shall be disbursed at the closing for the Second Amended RLOC Note. However, if subsequent to this initial advance, Lender determines that the loan-to-value ratio (the “LTV Ratio”) exceeds 50%, any subsequent disbursements or re-advancements under the Second Amended RLOC Note shall be suppressed (“RLOC Loan Suppression”), and Lender shall notify Borrower that Borrower’s rights to additional advances under the Second Amended RLOC Note have been limited until such time as the LTV Ratio is 50% or less. The LTV Ratio shall be calculated, in the sole and absolute discretion of the Lender, by dividing the aggregate outstanding principal balances of all indebtedness owed to Lender by Borrower (including, but not limited to, the Loan) by the total value of the Security for all such indebtedness. Borrower may lift the RLOC Loan Suppression in the same manner as set forth in Section 8.10 of the Loan Agreement.”
3.    LTV Ratio.    The following is added as new Section 8.10 of the Loan Agreement:
“LTV Ratio. The LTV Ratio shall at all times be less than 55%. For purposes of this Section 8.10, Lender may inspect and revalue the Security annually and shall notify Borrower in writing when Borrower is in breach of this covenant. Within ninety (90) days after the date of such notice, Borrower shall take one or more of the following actions in order to bring the LTV Ratio below 55%: (i) pay down the principal balance of the Loan (no prepayment penalty will be applied to such a prepayment); or (ii) at Borrower’s sole expense, obtain a FIRREA and USPAP compliant appraisal (with an appraiser and format to be approved in advance by Lender) that establishes the value of the Security, to Lender’s satisfaction, at an amount that will bring the LTV Ratio into compliance with this covenant. Failure to bring the LTV Ratio into compliance within the 90- day period shall be an Event of Default.”
4.    Affirmative Covenants. Section 7.5(a)(2) of the Loan Agreement shall be deleted in its entirety and replaced with the following:
“Catastrophic insurance coverage (“CAT Coverage”) on all citrus trees and crops constituting any part of the Security, together with (i) additional crop insurance (60% buy up) on all Valencia oranges grown in Polk and DeSoto Counties, Florida; and (ii) additional tree insurance (60% buy up) on all trees located in DeSoto County, Florida for the 2019/2020 and 2020/2021 growing seasons (collectively with the CAT Coverage, the “Crop and Tree Insurance”); and”
5.    Restrictive Covenants.    Section 8.2 of the Loan Agreement shall be deleted in its entirety and replaced with the following:
“Tangible Net Worth. From and after March 30, 2019, Consolidated Tangible Net Worth shall not be less than the sum of $162,276,000.00, increased on and as of October 1 of each year, commencing October 1, 2019, by an amount equal to ten percent (10%) of Consolidated Net Income for the immediately preceding fiscal year, but which amount shall not be decreased in the event of a Consolidated Net Loss for any fiscal year. The amount of Consolidated Tangible Net Worth shall be tested and reported to Lender as of the last day of each fiscal quarter.”
6.    Definitions. The definition of RLOC Maturity Date under Section 9 is amended to mean November 1, 2029.
7.    Notice Address. Lender’s address for notice purposes under the Loan Documents is hereby changed to: 10801 Mastin Blvd., Suite 700, Overland Park, KS 66210.
8.    Full Force and Effect. Except as specifically set forth herein, the Loan Agreement remains in full force and effect. From and after the effective date of this Second Amendment, the Second Amended RLOC Note shall be included for all purposes in the term “Notes” in the Loan Agreement.
9.    Reaffirmation. All other terms, conditions, covenants and agreement of the Borrower as set forth in the Loan Documents which are not expressly amended, deleted or otherwise modified herein or in the Second Amended RLOC Note, shall remain in full force and effect. Borrower hereby reaffirms for the benefit of Co-Lenders each and every term and provision contained in the Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment effective as of the date set forth above.
SERVICER/LENDER:

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:	MetLife Investment Management, LLC, its investment manager

By:
Name:
Its:    Authorized Signatory and Director

CO-LENDER:

NEW ENGLAND LIFE INSURANCE COMPANY, a Massachusetts corporation

By:	Metropolitan Life Investment Management, LLC, its investment manager

By:
Name:
Its:    Authorized Signatory and Director

BORROWER:

ALICO, INC., a Florida corporation

By:
Name:
Title:

ALICO LAND DEVELOPMENT, INC., a Florida corporation

By:
Name:
Title:

ALICO FRUIT COMPANY, LLC, a Florida limited liability company

By:	Alico, Inc., a Florida corporation, its Managing Member

By:
Name:
Title: